Exhibit 99.1

Atlas Technical Consultants Reports Second Quarter 2021 Results

Company Release - 08/16/2021

- Delivered 17% Revenue Growth -

- Completed Accretive Acquisitions of Atlantic Engineering Laboratories and O’Neill Service Group -

- Increased Cash Flows from Operations -

- Reiterated 2021 Outlook for Revenues and Adjusted EBITDA -

AUSTIN, Texas, Aug. 16, 2021 (GLOBE NEWSWIRE) -- Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading infrastructure and environmental services provider, announced today results for the second quarter ended July 2, 2021.

Second Quarter 2021 Highlights:

●	Gross revenue grew 17% to $131.6 million, compared to $112.7 million in the prior-year quarter. Revenue growth was driven by continued solid execution across all of the Company’s services and included organic growth and contributions from the recent acquisitions.

●	Net revenue(1) rose 16% to $106.3 million, compared to $91.6 million in the prior-year quarter. Net revenue was approximately 81% of gross revenue, reflecting ongoing strategic efforts to increase self-performance by expanding services and cross-selling while minimizing reliance on third-party providers.

●	Net loss attributable to Class A common shares was $4.2 million, or $0.14 per Class A share. The net loss is not directly comparable to the net loss of $0.4 million, or $0.07 per Class A share in the prior-year quarter as dividends of $4.5 million on the previously outstanding preferred equity units were not included in the 2020 loss while interest expense on the financing that repurchased the preferred stock is included in the 2021 results.

●	Adjusted net income(2) was $3.5 million, or $0.11 per Class A share, compared to $0.4 million, or $0.07 per Class A share in the prior year quarter. Adjusted net income excludes $2.1 million of acquisition and other non-operational expenses, and noncash adjustments of $3.1 million for the amortization of intangible assets, and $2.4 million for a fair value adjustment for contingent consideration on earnouts for acquisitions.

●	Adjusted EBITDA(3) increased 17.9% to $18.2 million, compared to $15.4 million in the prior-year quarter, and represented 17.1% of net revenue.

●	Backlog at quarter-end was $751 million, up sequentially to a record high, driven by key infrastructure and environmental related contract wins.

(1)	Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.
(2)	Adjusted net income is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted Net Income to the most comparable financial measure calculated in accordance with GAAP.
(3)	Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

●	Operating cash flow was $7.8 million versus $6.3 million in the prior-year quarter. Reduced debt with a $12.2 million revolver debt paydown during the quarter.

●	In April 2021, the Company closed on the acquisition of Atlantic Engineering Laboratories, Inc. (AEL), broadening the reach of infrastructure services and strengthening cross-selling capabilities in the New York Tri-State region. In June 2021, the Company closed on the acquisition of O’Neill Services Group (OSG), expanding its presence in the Pacific Northwest, and complementing the Company’s offerings in transportation, infrastructure, and commercial projects.

L. Joe Boyer, Atlas’ Chief Executive Officer, stated, “I am very pleased with our second quarter performance, most notably 17% revenue growth, 18% adjusted EBITDA growth and a record $751 million in backlog. While some ongoing pandemic-related sluggishness persists, the outlook for our infrastructure and environmental professional services in the second half of 2021 remains strong. Backlog is at record levels fueled by key project wins during the quarter and does not yet include recent awards in excess of $150 million which are pending contract execution. Despite wage cost pressures beginning to emerge, we are pleased to be expanding our workforce and growing headcount while we work to maximize labor utilization. Following our major recapitalization in February, we continue to execute on our deleveraging and highly accretive M&A strategy as illustrated by the closing of the AEL and OSG acquisitions this quarter. As we look ahead, the markets we serve are promising even before any increased federal infrastructure spending.”

The conversion of our Class B common shares to publicly traded Class A shares continued during the quarter. As of August 13, 2021, the Company has 36,973,313 common shares outstanding consisting of 32,755,990 Class A shares and 4,217,323 Class B shares.

Full Year 2021 Outlook Reiterated

●	Adjusted 2021 EBITDA expected to be in a range of $73 million to $80 million. Run rate Adjusted EBITDA (pro forma assuming AEL and OSG had been closed on January 1, 2021) estimated at $76 million to $83 million.

●	Gross revenue anticipated to be in a range of $520 million to $540 million, with net revenue and self-performance continuing to be an area of focus for margin enhancement.

●	The reiterated outlook reflects the continued strength of backlog, the addition of the AEL and OSG acquisitions and current visibility on the timing of work.

David D. Quinn, Sr., Chief Financial Officer, concluded, “We remain focused on expanding our business while reducing net leverage(4). The team’s performance in the quarter and the acquisitions we completed are helping us drive towards meeting those goals. We are executing well across our services, resulting in positive operating cash flow and increased liquidity for the quarter. As business momentum continues we are well positioned to continue our growth and achieve approximately 5.5 times net leverage by year end 2021 while remaining on track with our ultimate goal of less than 3.0 times. Based on our strong first-half results, the strength in our backlog and the anticipated demand for our infrastructure and environmental related services we see a strong second half of 2021 and reiterate our 2021 growth outlook for revenues and adjusted EBITDA.

(4)	Net leverage calculated as (debt –cash) / LTM Adj. EBITDA including predecessor period of acquisitions.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, August 16, 2021, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review second quarter 2021 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of Environmental Solutions (ENV), Testing, Inspection & Certification (TIC), Engineering & Design (E&D), and Program, Construction, and Quality Management (PCQM) services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With approximately 3,600 employees and a nationwide footprint, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design, and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2021, particularly the “Risk Factors” section of such report and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein.   Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA, net revenue, adjusted net income and adjusted earnings per Class A share (“Adjusted EPS”), which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines adjusted net income as net income excluding the after-tax impact of transaction costs, certain other non-recurring expenses, and the amortization of intangible assets. Atlas excludes these items from net income in arriving at adjusted net income because adjusted net income is an important measure of the underlying production and performance of the business. Certain items excluded from adjusted net income are significant components in understanding and assessing a company’s financial performance. Atlas’ presentation of adjusted net income should not be construed as an indication that results will be unaffected by the items excluded from adjusted net income. Atlas’ computation of adjusted net income may not be identical to other similarly titled measures of other companies. For a reconciliation of adjusted net income to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas defines Adjusted EPS as adjusted net income divided by the weighted average of Class A shares outstanding for the period. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. Our definition of Adjusted EPS may differ from other companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income and Diluted Earnings per Share. For a reconciliation of Adjusted EPS to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED
BALANCE SHEETS

Amounts in thousands, except per share data

	July 2, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	11,806	14,062
Accounts receivable, net	99,620	99,822
Unbilled receivables, net	46,860	38,350
Prepaid expenses	7,451	5,874
Other current assets	3,016	4,557

Total current assets	168,753	162,665

Property and equipment, net	13,304	14,134
Intangible assets, net	115,823	86,008
Goodwill	112,155	109,001
Other long-term assets	4,602	4,254

TOTAL ASSETS	414,637	376,062

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	30,506	28,456
Accrued liabilities	14,574	15,011
Current maturities of long-term debt	-	14,050
Other current liabilities	16,186	12,036

Total current liabilities	61,266	69,553

Long-term debt, net of current maturities and loan costs	479,603	264,970
Other long-term liabilities	16,909	24,296

Total liabilities	557,778	358,819

COMMITMENTS AND CONTINGENCIES (NOTE 13)

Redeemable preferred stock	-	151,391

Class A common stock, $.0001 par value, 400,000,000 shares authorized, 32,738,990 shares issued and outstanding at July 2, 2021	-	1
Class B common stock, $.0001 par value, 4,234,323 shares authorized, 4,234,323 shares issued and outstanding at July 2, 2021	3	2
Additional paid in capital	(103,211)	(37,382)
Non-controlling interest	(21,044)	(90,566)
Retained (deficit)	(18,889)	(6,203)
Total shareholders’ equity	(143,141)	(134,148)

TOTAL LIABILITIES, REDEEMABLE PREFEERED STOCK AND SHAREHOLDERS’ EQUITY	414,637	376,062

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF OPERATIONS

Amounts in thousands, except per share data

	For the three months ended		For the six months ended
	July 2, 2021	June 30, 2020	July 2, 2021	June 30, 2020
Revenues	$131,562	$112,715	$254,831	$222,017

Cost of revenues	(68,349)	(58,714)	(132,977)	(117,612)
Operating expenses	(57,551)	(45,358)	(107,896)	(113,691)

Operating income/(loss)	5,662	8,643	13,958	(9,286)

Interest expense	(10,258)	(6,398)	(33,300)	(12,038)

(Loss) income before income taxes	(4,596)	2,245	(19,342)	(21,324)
Income tax expense	(187)	-	(232)	-

Net (loss) income	(4,783)	2,245	(19,574)	(21,324)

Provision for non-controlling interest	617	1,881	12,786	5,141

Redeemable preferred stock dividends	-	(4,533)	(5,899)	(6,777)

Net (loss) attributable to Class A common stock shareholders/members	$(4,166)	$(407)	$(12,687)	$(22,960)

(Loss) Per Class A Common Share	(0.14)	(0.07)	(0.57)	(0.33)

Weighted average of shares outstanding:
Class A common shares (basic and diluted)	30,633,366	5,767,342	22,400,179	5,767,342

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES UNAUDITED STATEMENTS OF CASH FLOWS
Amounts in thousands, except per share data
	For the quarter ended
	July 2, 2021	June 30, 2020
Cash flows from operating activities:
Net (loss) income	(4,784)	2,245
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,939	5,325
Equity-based compensation expense	805	190
Interest expense, paid in kind	2,289	-
Loss (gain) on sale of property and equipment	(12)	(12)
Write-off of deferred financing costs related to debt extinguishment	-	-
Amortization of deferred financing costs	13	735
Provision for bad debts	(322)	1,373
Changes in assets & liabilities:	-	-
(Increase) decrease in accounts receivable and unbilled receivable	(6,812)	867
Decrease in prepaid expenses	275	377
(Increase) in other current assets	(166)	(507)
Increase (decrease) in trade accounts payable	7,089	(6,194)
Increase in accrued liabilities	377	301
Increase in other current and long-term liabilities	3,025	1,604
Decrease in other long-term assets	47	18

Net cash provided by operating activities	7,763	6,322

Cash flows from investing activities:
Purchases of property and equipment	(756)	(1,053)
Proceeds from disposal of property and equipment	1	-
Purchase of business, net of cash acquired	(30,902)	(248)

Net cash (used in) investing activities	(31,657)	(1,301)

Cash flows from financing activities:
Proceeds from issuance of debt	35,000	18,000
Payment of loan acquisition costs	(983)	(5,620)
Repayments of debt	-	(18,513)
Net payments on revolving line of credit	(12,159)	-
Proceeds from issuance of redeemable preferred stock	-	-
Repayment of redeemable preferred stock	-	-
Issuance of common stock	-	-
Member distributions	-	-
Payment to shareholders associated with Atlas Business Combination	-	-
Payment of redeemable preferred stock dividends	-	(931)
Distribution to non-controlling interests	(779)	-
Payment of contingent earn-out	(1,706)	-
Net cash provided by (used in) financing activities	19,373	(7,064)

Net change in cash and equivalents	(4,521)	(2,043)

Cash and equivalents - beginning of period	16,327	18,924

Cash and equivalents - end of period	$11,806	$16,881

Supplemental information:
Cash paid during the period for:
Interest	$8,174	$5,501
Taxes	188	-

Capital assets financed	-	(63)
Contingent consideration share settled	2,000	-
Dividends on preferred shares accrued and not paid	-	907

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES
Reconciliation of Gross Revenues to Net Revenues
(unaudited)
(Amounts in thousands)

	For the quarter ended
	July 2, 2021	June 30, 2020
	(Unaudited)

Gross Revenue	$131,562	$112,715
Reimburseable Expenses	(25,241)	(21,081)
Revenue Net of Reimburseable Expenses	$106,321	$91,634

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES
Reconciliation of Net Loss Attributable to Class A Common Stockholders to
Adjusted Net Income Attributable to Class A Common Stockholders
(unaudited)
(Amounts in thousands except per share data)

	For the quarter ended
	July 2, 2021	June 30, 2020
	(Unaudited)

Net loss attributable to Class A common stockholders	$(4,166)	$(407)
Amortization of intangible assets	3,132	608
Write-off of deferred financing costs	-	-
Acquisition costs and other non-recurring charges	2,066	192
Fair value adjustment for contingent consideration	2,436
Income tax expense	-	-
Adjusted net income attributable to Class A common stockholders	3,468	393

	For the quarter ended
	July 2, 2021	June 30, 2020
	(Unaudited)

Net loss attributable to Class A common stockholders per share	$(0.14)	$(0.07)
Amortization of intangible assets	0.10	0.11
Write-off of deferred financing costs	-	-
Acquisition costs and other non-recurring charges	0.07	0.03
Fair value adjustment for contingent consideration	0.08
Income tax expense	-	-
Adjusted EPS	0.11	0.07

Weighted average of shares outstanding Class A common shares (basic and diluted):	30,634	5,767

ATLAS TECHNICAL CONSULTANTS, INC., AND SUBSIDIARIES
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited)
(Amounts in thousands)

	For the quarter ended		For the six-months ended,
	July 2, 2021	June 30, 2020	July 2, 2021	June 30, 2020
	(Unaudited)		(Unaudited)

Net (loss) income	$(4,783)	$2,245	$(19,574)	$(21,324)
Interest	10,258	6,398	33,300	12,038
Taxes	187	-	187	-
Depreciation and amortization	5,939	5,325	10,499	10,327
EBITDA	11,601	13,968	24,412	1,041

Other non-recurring expenses(1)	2,434	1,246	3,700	16,678
Non-cash change in fair value of contingent consideration	2,823	-	2,823	-
Non-cash equity compensation(2)	1,300	190	1,746	10,576

Adjusted EBITDA	$18,158	$15,404	$32,681	$28,295

(1)	Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating as well as change in control payments relating to the Atlas Business Combination. Additionally, it includes other acquisition related professional fees and other non-operational expenses.

(2)	Includes the amortization of the unvested portion of our 2017 and 2019 Management Incentive Plan grants that vested immediately upon the change in control provisions contained within the agreements, compensation that was earned and accrued for in the three months ended March 31, 2020 that will be share settled subsequent to June 30, 2020, and the amortization of unvested restricted share units granted in 2020 and 2021 to key management personnel and our Board of Directors.

Contacts:

Media
Karlene Barron
770-314-5270
karlene.barron@oneatlas.com

Investor Relations
512-851-1507
ir@oneatlas.com

Source: Atlas Technical Consultants, Inc.